                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         MET-COIL SYSTEMS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         MET-COIL SYSTEMS CORPORATION
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                          MET-COIL SYSTEMS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 8, 1996




To the Stockholders of
Met-Coil Systems Corporation

         Notice is hereby given that the annual meeting of stockholders of Met-Coil Systems Corporation, a Delaware corporation, will be held at the Sheraton Inn, 525 33rd Avenue SW, Cedar Rapids, Iowa on October 8, 1996, at 10:00 A.M. Central Time, for the following purposes:

         1. To elect two directors, each to hold office for a three-year term;

         2. To approve and ratify the appointment of Deloitte & Touche, LLP as independent auditors; and

         3. To transact such other business as may properly come before said meeting.

         Stockholders of record as of the close of business on August 23, 1996, will be entitled to vote at such annual meeting and any adjournment thereof. Shares should be represented as fully as possible, since a majority of all outstanding shares is required to constitute a quorum.

         PLEASE MARK, SIGN, DATE AND MAIL THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. You may revoke your proxy at the meeting should you be present and desire to vote your shares in person, and you may revoke your proxy for any reason at any time prior to the voting thereof, either by written revocation prior to the meeting or by appearing at the meeting and voting in person. Your cooperation is respectfully solicited.


                                             By order of the Board of Directors,





                                             Carroll Reasoner
                                             Secretary


Cedar Rapids, Iowa
September 13, 1996

                          MET-COIL SYSTEMS CORPORATION
                              5486 SIXTH STREET SW
                           CEDAR RAPIDS, IOWA  52404
                                 (319) 363-6566

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 8, 1996

                                  INTRODUCTION

         The enclosed proxy is solicited on behalf of the Board of Directors of Met-Coil Systems Corporation (the "Company") in connection with the annual meeting of stockholders to be held on October 8, 1996, at 10:00 A.M. Central Time, and any adjournment thereof ("Annual Meeting"), at the Sheraton Inn, 525 33rd Avenue SW, Cedar Rapids, Iowa.

         The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, certain officers and other regular employees of the Company may devote part of their time (but will not be specifically compensated therefor) to solicit proxies personally, by telephone, mail or facsimile to the extent necessary to ensure sufficient representation at the annual meeting. Proxies may be revoked at any time prior to the voting thereof. Revocation may be done prior to the meeting by written revocation sent to the Assistant Secretary of the Company, 5486 Sixth Street SW, Cedar Rapids, Iowa 52404; or it may be done personally upon oral or written request at the Annual Meeting.

         This proxy statement was first mailed or delivered to stockholders on or about September 13, 1996.

                   RECORD DATE; VOTING SECURITIES OUTSTANDING

         The close of business on August 23, 1996, is the record date for determining the holders of common stock, $.01 par value ("Common Stock"), of the Company entitled to notice of and to vote at the Annual Meeting.

         As of August 23, 1996, the Company had outstanding voting securities consisting of 3,120,488 shares of Common Stock, each share being entitled to one vote on all matters to be voted upon by the holders of Common Stock. Each holder of record of outstanding Common Stock at the close of business on August 23, 1996, will be entitled to vote at the Annual Meeting.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, with respect to the Company's Common Stock (the only class of voting securities), all persons known by the Company's Board of Directors to be the beneficial owner of more than five percent of the Company's voting securities as of August 23, 1996.

                                                                                 NUMBER OF SHARES
                                                                                  AND NATURE OF
                                                                                   BENEFICIAL      PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                              OWNERSHIP(1)         CLASS
- ------------------------------------                                              ------------     -------------
First National Bank  (ESOP Trustee)     . . . . . . . . . . . . . . . . . . . . .      220,564  (2)     8.2%
     200 First Street S.W.,
     P.O. Box 5850
     Cedar Rapids, Iowa 52406

Roy J. Carver, Jr.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      773,649  (3)    22.7%
     2415 Park Avenue
     Muscatine, Iowa 52761

Construction Technology Inc.    . . . . . . . . . . . . . . . . . . . . . . . . .      215,000  (4)     6.8%
     570 Taxter Road
     Elmsford, New York 10523

Michael J. Nonnenmann . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      259,770  (5)     8.1%
     2513 24th Street
     Rock Island, IL  61201

Met-Coil Retirement Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .      275,524  (6)     8.8%
     5486 6th Street SW
   Cedar Rapids, IA  52404

(1) Nature of beneficial ownership is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting and investment power unless otherwise indicated by footnote.
(2) Includes a total of 220,564 shares held by the Met-Coil Systems Corporation Employee Stock Ownership Plan (the "ESOP"), of which 191,513 shares have been allocated to the accounts of participants. First National Bank, as Trustee, has shared voting and investment power with respect to all of such shares.
(3) Includes 740 shares held in the name of minor children, with respect to which Mr. Carver disclaims beneficial ownership. Includes 3,886 shares awarded to Mr. Carver as a participant in the Company's Non-Employee Director Restricted Stock Plan, as to which Mr. Carver has sole voting power. These 3,886 shares may not be sold or assigned by Mr. Carver until they have vested. See "Directors' Compensation-Restricted Stock Plan" herein. Includes 285,000 shares issuable upon conversion of 95,000 shares of the Company's 6% convertible preferred stock (the "preferred stock"), 40,000 shares of which preferred stock are held by the John A. Carver, Trust and the beneficial ownership of which are hereby disclaimed by Mr. Carver.
(4) Includes 15,000 shares of common stock issuable upon conversion of 5,000 shares of preferred stock held by Construction Technology.
(5) Includes 69,000 shares of common stock issuable upon conversion of 23,000 shares of preferred stock held by Dr. Nonnenmann. Includes 1,295 shares awarded to Mr. Nonnenmann as a participant in the Company's non-employee Director Restricted Stock Plan, as to which Mr. Nonnenmann has sole voting power. These 1,295 shares may not be sold or assigned by Mr. Nonnenmann until they have vested. See "Directors' Compensation-Restricted Stock Plan" herein.
(6) Includes a total of 275,524 shares held by the Met-Coil Retirement 401(k) Plan, which have been allocated to the accounts of participants. The participants have voting power with respect to these shares.


                      PROPOSAL 1 -   ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes, with members of each class serving a three-year term. Each class consists, as nearly as possible, of one-third of the total number of directors. Currently, the Board may have a maximum of eight members. Two directors have been nominated for re-election by the Board to serve until the 1999 Annual Meeting and until their successors shall be elected and qualified: John F. Logan and Michael J. Nonnenmann. Information with respect to the nominees, and the directors who are continuing in office and whose terms do not expire this year, is set forth below.

         Mr. Frank W. Jones, a director since 1987, whose term expires in 1996 voluntarily resigned as a director on February 29, 1996. Harold G. Spriggs, a director since 1989, voluntarily resigned as a director on April 30, 1996. His term expires in 1998. The board of directors has not yet acted to fill the vacancies created by these occurances.

         Proxies will be voted FOR the election of each of the nominees named below unless otherwise specified in the proxies. If any of said nominees is not a candidate for election as a director at the Annual Meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee or nominees appointed by the Board of Directors.

         The election of directors requires the vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will not be included in the vote totals and are counted only for the purposes of determining whether a quorum is present at the annual meeting.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW,
                           FOR TERMS EXPIRING IN 1999



                                  DIRECTOR
NAME                      AGE       SINCE       PRINCIPAL OCCUPATION FOR LAST 5 YEARS AND DIRECTORSHIPS
- ----                      ---     --------      ----------------------------------------------------------------------
John F. Logan             60       1993         Group President of DT Assembly Systems Group, a builder of
                                                Automated Assembly Systems since July 1996.  President and Director of
                                                Advanced Assembly Automation, Inc.,  a wholly owned subsidiary of DT Assembly, since 1984.

Michael J. Nonnenmann     49       1995         President of Michael J. Nonnenmann, DDS, M.S., LTD
                                                Orthodontics since 1976.





                       DIRECTORS CONTINUING IN OFFICE (1)

                                  DIRECTOR
NAME                      AGE       SINCE       PRINCIPAL OCCUPATION FOR LAST 5 YEARS AND DIRECTORSHIPS
- ----                      ---     --------      ----------------------------------------------------------------------
Raymond H. Blakeman       72      1977          Chairman of the Company since July 1986 and CEO of the
Term Expires 1997                               Company from July 1986 to December 1988, from June 1990 to May 31,1994 and from May 1995 to present.

E. Keith Moore            74      1990          President, Hurco International Inc., a subsidiary of Hurco
Term Expires 1998                               Companies, Inc. a manufacturer of machine tools.  Prior thereto, served in a variety of advisory capacities to Hurco.  Since October 1985, a director of
                                                Hurco Companies, Inc.

Roy J. Carver, Jr.        53      1993          Chairman of Carver Pump Co., a manufacturer of pumps, since
Term Expires 1998                               1982.  A Director of Bandag, Inc. and Iowa First Bancshares, both companies of
                                                Muscatine, Iowa. (2)


Gary M. Neal              46      1993          President and CEO of Watlow Electric Manufacturing Co., a maker
Term Expires 1997                               of heat sensors and controls, since 1991.  Prior thereto Vice President of
                                                International Operations from 1987 to 1991.


(1) Mr. Frank W. Jones, a director since 1987, whose term expires in 1996 voluntarily resigned as a director on February 29, 1996. Harold G. Spriggs, a director since 1989, voluntarily resigned as a director on April 30, 1996. His term expires in 1998. The board of directors has not yet acted to fill the vacancies created by these occurances.

(2) The John A. Carver Trust, of which Mr. Carver is a Trustee, holds a first mortgage on unimproved land adjacent to the Lockformer facility. The note calls for interest only payments through August 28, 1997 at prime rate (per Wall Street Journal) plus 5 1/4%, however such rate shall not be less than 11%, with principal due August 28, 1997.

                            DIRECTORS' COMPENSATION

         RETAINER AND FEES. The Company has a compensation policy whereby directors who are not officers of the Company or its subsidiaries receive an annual retainer. For the fiscal year ended May 31, 1996, the annual retainer was $6,500. During the fiscal year ended May 31, 1996 Messrs. Moore, Jones, Logan, Neal, Nonnenmann, and Carver received $4,000 of the retainer in cash.
In 1996, Messrs. Logan, Neal, Nonnenmann and Carver elected to receive $2,500 per year in the form of restricted Common Stock of the Company pursuant to the Company's Restricted Stock Plan. Messrs. Carver and Moore received a 3 year award consisting of 3,886 shares each of which 1,295 shares will vest this year. Messrs. Neal, Logan and Nonnenmann are eligible to receive vested awards
of 781, 777 and 1,295 respectively.   See "Restricted Stock Plan" below.

         In addition, directors receive a fee of $1,000 for each Board meeting attended, $500 for each Board committee meeting attended that is not held in conjunction with a regularly scheduled Board meeting, $250 for each committee meeting held in conjunction with a Board meeting, and expense reimbursement. Directors who are also full time employees of the Company are not paid for their services as directors or for attendance at meetings but are reimbursed for their expenses.

         RESTRICTED STOCK PLAN. This plan, pursuant to which 150,000 shares of Common Stock have been reserved, provides for awards of Common Stock to eligible directors who elect to receive such awards in lieu of their annual cash retainer. Effective October 1, 1996, the Plan has been amended to allow the directors to elect all stock in lieu of any cash retainer up to the maximum of $6,500 per year. Persons who were members of the Board on the effective date of the plan, or who initially take office during the term of the plan, and who are not and have never been employees of the Company or any subsidiary, are eligible to participate in the plan.

         At the annual meeting held in October every year (the "Award Date"), each director elected at the meeting who chooses to participate receives an award ("Award") of shares of restricted Common Stock representing that number of whole shares of the Company's Common Stock based upon the average last bid and asked prices of the Common Stock for the most recent 20 consecutive trading days immediately preceding the date of the Award. The aggregate value of these awards may not exceed $19,500 (the $6,500 from the annual retainer that the director has not elected to receive multiplied by the three years of the award). Awards are made for a three-year period ("Award Cycle") and vest at the rate of 33-1/3 percent on each anniversary date during the applicable Award Cycle, subject to the participant being a director on such anniversary date. Participants who are first elected to office subsequent to the Award Date and who elect to participate, receive an Award upon the effective date of their election which will be a prorated Award based upon the number of full months remaining in the three-year cycle. Upon the full vesting of an Award, each participant who continues to serve as a director of the Company and who chooses to continue participation shall, subject to the plan remaining in effect, receive an additional Award.

         No shares of Common Stock awarded to participants under the Plan may be sold, assigned, transferred, pledged or otherwise encumbered before they vest. A participant forfeits all unpaid accumulated dividends and all shares of Common Stock that have not vested prior to the date that his or her term as a director of the Company expires or is terminated. Subject to the foregoing restrictions, each participant has all the rights of a stockholder with respect to the vested and non-vested Award shares, including, the right to vote the shares and receive dividends.

                                BOARD COMMITTEES

         The Audit Committee of the Board of Directors held three meetings during fiscal 1996. This committee is responsible for reviewing with the Company's financial management and its independent auditors the proposed audit program for each fiscal year, the results of the audits, and the adequacy of the Company's systems of internal accounting control. The committee recommends to the Board of Directors the appointment of the independent auditors for each fiscal year. Director Moore is Chairman, and Directors Carver, Logan, Neal and Nonnenmann are members of this committee.


         The Compensation Committee of the Board of Directors held two meetings during fiscal 1996. The committee is responsible for at least annually reviewing and fixing the salaries and other compensation of the Company's Chairman and Chief Executive Officer and for reviewing and acting upon recommendations as to the compensation of other executive officers. The committee also administers the Company's Incentive Bonus Plan, Stock Option Plan, and considers alternative means of compensation for the Company's
employees.   Director Logan is Chairman and Directors Carver, Neal, Nonnenmann
and Moore are members of this committee.

         The Nominating Committee of the Board of Director's held two meetings during fiscal 1996. The Nominating Committee is responsible for reviewing and recommending members for election to the Board. The Committee will also consider nominations by any stockholder entitled to vote for the election of directors at the meeting who complies with the following: (a) such nomination shall be made by timely notice in writing to the Secretary of the Company, (b) to be timely, a stockholder's notice shall be delivered or mailed to and received at the principal office of the Company not less than 30 days prior to the date of the meeting is given or made to stockholders, (c) notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, (d) the stockholder's notice shall set forth (i) as to each person nominated for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Company's books, of such stockholder and (y) the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions contained herein. The individual presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with such provisions and, if so determined, shall so declare to the meeting and the defective nomination shall be disregarded. Director Neal is Chairman and Directors Carver, Logan, Nonnenmann and Moore are members of this committee.

         The Board of Directors of the Company held five regular meetings during fiscal 1996, some of which were combined with committee meetings and, in addition, held various other meetings via telephone conference without fees. Each director attended at least 75 percent of these meetings and at least 75 percent of the meetings held by all Board committees on which he served.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

         The following table sets forth information regarding the Common Stock of the Company (i) beneficially owned by each director, nominee and identified executive officer as of August 23, 1996, and (ii) beneficially owned by all directors and executive officers as a group as of that date.

                                                          Number of Shares
                                                           and Nature of
                                                             Beneficial        Percent of
Name and Address of Beneficial Owner                       Ownership (1)         Class
- ------------------------------------                     -----------------   -------------
Roy J. Carver Jr.                                            773,649  (2)          22.7%
Michael J. Nonnenmann                                        259,770  (2)           8.1%
Raymond H. Blakeman                                          154,438  (3)           4.9%
E. Keith Moore                                                24,263  (4)           *
Gary M. Neal                                                   8,673  (5)           *
John F. Logan                                                 18,331  (6)           *
James D. Heitt                                                39,210  (7)           *
All Directors & Executive Officers as a Group              1,246,921  (8)          39.2%
     (9 individuals)


(1) Nature of beneficial ownership is direct, and beneficial ownership arises from sole voting and investment power, unless otherwise indicated by footnote.
(2)      See "Principal Shareholders" herein.
(3) Includes 19,000 shares subject to options exercisable by Mr. Blakeman, a Director, Chairman and Chief Executive Officer, within 60 days.
         Also includes 3,000 shares held by his spouse, with respect to which Mr. Blakeman disclaims beneficial ownership. Also includes 11,077 shares allocated to his retirement accounts with respect to which Mr. Blakeman has sole voting power.
(4) Includes 3,886 shares awarded to Mr. Moore as a participant in the Company's Non-Employee Director Restricted Stock Plan, as to which Mr. Moore has sole voting power. These 3,886 shares may not be sold or assigned by Mr. Moore until they have vested. See "Directors' Compensation-Restricted Stock Plan" herein. Also includes 7,500 shares of common stock issuable upon conversion of 2,500 shares of preferred stock held by Mr. Moore.
(5) Includes 781 shares awarded to Mr. Neal as a participant in the Company's Non-Employee Director Restricted Stock Plan as to which Mr. Neal has sole voting power. These 781 shares may not be sold or assigned by Mr. Neal until they have vested. See "Directors Compensation-Restricted Stock Plan" herein. Also includes 3,552 shares of common stock issuable upon conversion of 1,184 shares of preferred stock held by Mr. Neal.
(6) Includes 777 shares awarded to Mr. Logan as a participant in the Company's Non-Employee Director Restricted Stock Plan, as to which Mr. Logan has sole voting power. These 777 shares may not be sold or assigned by Mr. Logan until they have vested. See "Directors' Compensation-Restricted Stock Plan" herein. Also includes 15,000 shares of common stock issuable upon conversion of 5,000 shares of preferred stock held by Mr. Logan.
(7) Includes 27,500 shares subject to options exercisable by Mr. Heitt within 60 days. Also includes 10,767 shares allocated to his retirement accounts with respect to which he has sole voting power.
(8) Includes 7,000 shares subject to options exercisable within 60 days, in addition to the shares subject to options described in the Notes above. Also, in addition to above, includes 8,185 shares allocated to retirement accounts to which these individuals have sole voting power.
 *       Ownership is less than 1% of the class.

                        REPORT ON EXECUTIVE COMPENSATION

         Following is the report on executive compensation from the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee is composed of the five independent, non-employee directors: Messrs. Logan (Committee Chairman), Carver, Neal, Nonnenmann, and Moore.


EXECUTIVE COMPENSATION POLICY

         It is the philosophy of the Company that executive compensation be linked to corporate performance and shareholder value, and meet the following objectives:

     -        To attract and retain high quality key employees.
     - To align pay programs with annual and long-term strategy, and to focus management on the attainment of those goals.
     - To provide incentive compensation opportunities that link rewards with achievement and that establish a mutuality of interest with shareholders.

COMPENSATION PROGRAM COMPONENTS

     The Committee regularly reviews the Company's pay programs to assure that they are competitive with companies of similar size and complexity, that they reflect Company performance, and that they recognize both team and individual performance on a balanced basis. The Chief Executive Officer's input is considered in establishing compensation programs, setting measures and goals, and in making individual awards.

BASE COMPENSATION - Base compensation guidelines are determined through market comparisons, especially with companies within the Company's industry. Base pay levels are generally set around the median levels according to data relied upon by the committee. Actual salaries are also based on individual performance for each position. One of the guides utilized in this process is the Association for Manufacturing Technology ("AMT") Annual Executive Compensation Survey. AMT is comprised of private and public companies within the machine tool industry. Some but not all of these companies are reflected in the peer group utilized in the performance graph included herein.

ANNUAL INCENTIVE COMPENSATION - The Company's executive officers and senior management are eligible to participate in an annual bonus plan with awards based primarily on the attainment of written targets as to company sales, operating profit and return on capital. The purpose of this plan is to provide competitive rewards for the attainment of financial objectives that the Committee believes will enhance share price over time. The plan primarily focuses on consistent earnings growth. At the discretion of the Committee, actual awards are subject to decrease or increase on the basis of the Company or individual performance.

STOCK OPTIONS - The Committee believes that by providing persons having substantial responsibility for the performance of the Company with an opportunity for increased ownership of Company stock, the best interest of shareholders and executives will be aligned. Therefore, executives are eligible to receive stock options from time to time pursuant to the Company's stock option plan. One executive officer was granted options for the period ending May 31, 1996. See Options Granted Table herein.

CHIEF EXECUTIVE OFFICER COMPENSATION - Mr. Blakeman, Chairman of the Board and Chief Executive Officer has a base compensation of $158,000. (which is also set out elsewhere in this proxy). Mr. Blakeman's base pay was set in accordance with the guidelines described above. There have been no bonus or stock option grants to Mr. Blakeman during the three year period ending May 31, 1996.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation paid or accrued by the Company for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended May 31, 1996, 1995, and 1994 by the Chief Executive Officer and highly compensated executive officers of the Company, other than the Chief Executive Officer whose total salary and bonus exceed $100,000.

Name & Principal                                       Bonus                                  All Other
    Position               Year      Salary        Cash  &  Stock         Options (#)       Compensation
- ----------------           ----      ------        --------------         -----------       ------------
Raymond H. Blakeman(1)      1996    $131,667         ---       ---               ---          $  9,326  (1)
  Chairman & CEO            1995      79,000         ---       ---               ---             7,521
                            1994     158,000         ---       ---               ---            17,858

Harold G. Spriggs           1996      86,667         ---       ---               ---             7,312  (2)
  Vice Chairman &           1995     130,000       4,875       ---            20,000            10,270
  Vice President            1994     135,833         ---       ---               ---            69,295

James D. Heitt              1996     136,500         ---       ---            10,000             7,312  (3)
  Vice President            1995     135,551         ---       ---            25,000            10,332
                            1994     121,468      13,000     7,000               ---             6,084

Jacinto A. Rosa             1996     115,256      27,000       ---               ---             1,110  (4)
  Exec. V.P. Operations     1995      62,500         ---       ---               ---               ---

K. John Del Vecchio         1996      32,500         ---       ---               ---                54  (5)
  Vice President            1995     130,000         ---       ---            20,000            11,299
                            1994     125,000      13,000     7,000               ---             5,449

_____________

(1) Other compensation includes Company contributions to 401(k) and ESOP retirement plans.
(2) In conjunction with the sale of certain operations of Rowe Machinery and Automation effective February 5, 1996, Mr. Spriggs subsequently resigned as an officer and director of the Company. Other compensation includes Company contributions to 401(k) and ESOP retirement plans. Prior years also include consulting fee. (See "Employment Agreements" herein.)
(3) Other compensation includes Company contributions to 401(k) and ESOP retirement plans.
(4) Effective September 15, 1996 Mr. Rosa resigned as an officer and employee of the Company. Other compensation includes Company contributions to 401(k) and ESOP retirement plans.
(5) Mr. Del Vecchio resigned as an employee effective August 31, 1995. Other compensation includes Company contributions to 401(k) and ESOP retirement plans.


                             EMPLOYMENT AGREEMENTS

         In connection with the Company's December 30, 1986 acquisition of Rowe Machinery and Automation, Inc. ("Rowe"), Rowe entered into an employment agreement and a separate consulting agreement with Mr. Spriggs. The consulting agreement commenced upon termination of the employment agreement in 1989 and provided for annual consulting fees of $80,000 over its four year term which was completed in December 1993.

                                OPTIONS GRANTED

         The following table details certain information concerning options granted during fiscal 1996 to the named executives:

                                                                                           Potential Realizable
                                                                                               Value at Assumed
                                                                                          Annual Rates of Stock
                                                                                             Price Appreciation
                          Individual Grants                                                    for Option Term
- ------------------------------------------------------------------------------------   -----------------------
                       Number of       % of Total
                       Securities      Options/SARs
                       Underlying      Granted To       Exercise or
                       Options/SARs    Employees in     Base Price       Expiration
Name                   Granted          Fiscal Year      ($/Share)           Date        5% ($)     10% ($)
- -----------------------------------------------------------------------------------------------------------
James D. Heitt             10,000          100%           2 .00          8/10/2006        37,734      79,687
- -----------------------------------------------------------------------------------------------------------





                           OPTIONS AT FISCAL YEAR END

The following table provides data for options of common stock held by the named officers at May 31, 1996.


                                                                                Value of Unexercised
                                      Number of Securities Underlying          In-The-Money Options at
                                  Unexercised Options at Fiscal Year End         Fiscal Year End (1)
       Name                            Exercisable  /  Unexercisable         Exercisable / Unexercisable
    -----------                        -----------------------------         ---------------------------
    Raymond H. Blakeman                    19,000    /    ---             $      ---     $/     ---
    Harold G. Spriggs                       ---      /    ---                    ---      /     ---
    James D. Heitt                         27,500    /    20,000                 1,250    /    3,750
    K. John Del Vecchio                     ---      /    ---                    ---      /     ---
    Jacinto A. Rosa                        10,000    /    10,000                 ---      /     ---

(1)      Total value of options based on closing price of Company stock as of
         May 31, 1996  which was $2.50          .

                          Corporate Performance Graph

         The following graph reflects a five year comparison of cumulative total shareholder return on the common stock of the Company, the NASDAQ Total Return Index (U.S. companies), and the NASDAQ Industry Group Machine Tools Index.

Prepared by the Center for Research in Security Prices Produced on 08/06/96 including data to 05/31/96

Company Index:  CUSIP     Ticker   Class     Sic        Exchange

                59085010  METS               3540       NASDAQ

                Fiscal Year-end is 05/31/96

Market Index:  NASDAQ Stocks (SIC 3540-3549 US Companies)
               Metalworking Machinery and Equipment



        Date        Company Index      Market Index     Fear Index
      05/31/91        100.000           100.000         100.000
      06/28/91        200.000            93.909          99.367
      07/31/91        237.500            99.469         107.049
      08/30/91        162.500           104.415         107.157
      09/30/91         87.500           104.799         116.241
      10/31/91        112.500           108.263         108.197
      11/29/91        150.000           104.629         106.303
      12/31/91        112.500           117.411         124.073
      01/31/92        150.000           124.276         156.900
      02/28/92        250.000           127.091         174.293
      03/31/92        262.500           121.093         157.744
      04/30/92        206.250           115.900         155.397
      05/29/92        200.000           117.405         172.488
      06/30/92        187.500           112.815         170.525
      07/31/92        187.500           116.812         177.406
      08/31/92        193.750           113.241         155.166
      09/30/92        162.500           117.450         148.438
      10/30/92        125.000           122.076         150.921
      11/30/92        200.000           131.789         177.862
      12/31/92        150.000           136.641         195.277
      01/29/93        162.500           140.530         204.198
      02/26/93        200.000           135.288         206.877
      03/31/93        225.000           139.203         208.860
      04/30/93        200.000           133.262         177.292
      05/28/93        412.500           141.223         189.402
      06/30/93        375.000           141.876         178.129
      07/30/93        400.000           142.043         165.069
      08/31/93        300.000           149.385         185.904
      09/30/93        325.000           153.834         185.817
      10/29/93        337.500           157.291         186.188
      11/30/93        325.000           152.600         186.840
      12/31/93        300.000           156.854         203.329
      01/31/94        275.000           161.615         210.784
      02/28/94        250.000           160.104         201.296
      03/31/94        275.000           150.257         204.037
      04/29/94        300.000           148.307         198.247
      05/31/94        250.000           148.669         180.593
      06/30/94        262.500           143.232         149.559
      07/29/94        275.000           146.170         156.310
      08/31/94        306.250           155.488         169.038
      09/30/94        312.500           155.091         171.082
      10/31/94        350.000           158.139         159.899
      11/30/94        312.500           152.894         146.274
      12/30/94        312.500           153.323         154.983
      01/31/95        318.750           154.182         159.426
      02/28/95        287.500           162.336         174.149
      03/31/95        300.000           167.146         181.121
      04/28/95        312.500           172.409         186.968
      05/31/95        275.000           176.858         185.205
      06/30/95        275.000           191.189         187.857
      07/31/95        162.500           205.236         186.874
      08/31/95        193.750           209.388         193.968
      09/29/95        193.750           214.204         194.289
      10/31/95        175.000           212.981         181.229
      11/30/95        150.000           217.976         179.273
      12/29/95        100.000           216.809         185.687
      01/31/96        112.500           217.871         176.504
      02/29/96        175.000           226.177         189.754
      03/29/96        175.000           226.916         202.277
      04/30/96        162.500           245.744         215.598
      05/31/96        250.000           257.051         214.933

             PROPOSAL 2 - APPROVAL AND RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

         The Board of Directors desires to obtain from the stockholders a ratification of the Board's action in appointing Deloitte & Touche, LLP as independent auditors for the fiscal year ending May 31, 1997.

         Deloitte & Touche has been serving the Company since 1995. It has no direct or indirect financial interest in the Company.

         On October 8, 1996, prior to the annual meeting, the Audit Committee is expected to recommend and the Board of Directors is expected to approve the appointment of Deloitte & Touche as independent auditors. It is expected that a representative of Deloitte & Touche will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if he or she so desires.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED AT THE MEETING:

         "RESOLVED, the appointment by the Board of Directors of the Company of Deloitte & Touche, LLP as independent auditors of the Company for the fiscal year ending May 31, 1997 be and hereby is approved and ratified."

         In the event the resolution is not ratified, the adverse vote will be considered a direction to the Board of Directors to select other auditors for the following year. However, the appointment for the current year will be permitted to stand unless the Board finds other good reasons for making a change.


                                 OTHER MATTERS

                             STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to, and to be presented at, the annual meeting of stockholders of the Company to be held in 1997 must be received by the Company on or before May 8, 1997.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business that will be presented at the Annual Meeting. Should any other business come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote in accordance with their best judgment.


                                        By Order of the Board of Directors,




                                        Carroll Reasoner
                                        Secretary


Cedar Rapids, Iowa
September 13, 1996

                          MET-COIL SYSTEMS CORPORATION
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
        THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 8, 1996

     The undersigned hereby constitutes and appoints GARY NEAL, KEITH MOORE and ROY CARVER, or any one or more of them, as Proxies, each with full power of substitution, to vote for the undersigned all of the shares of Common Stock of MET-COIL SYSTEMS CORPORATION registered in the name of the undersigned at the annual meeting of stockholders of said corporation to be held October 8, 1996 and at any and all adjournments thereof, upon the following matter, which is more fully described in the Proxy Statement:

1. The election of JOHN F. LOGAN AND MICHAEL J. NONNENMANN as directors for a term of three years.
     /  /  FOR each nominee                  /  / WITHHELD for each nominee

     To withhold authority to vote for each individual nominee, strike a line through the nominee's name.

2. To ratify the appointment of Deloitte & Touche, LLP as independent auditors of the Company for the fiscal year ending May 31, 1997:
     /  / FOR appointment     /  / AGAINST appointment      /  / ABSTAIN

3. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting. The Board of Directors recommends a vote "FOR" Messrs. LOGAN and NONNENMANN and "FOR" the appointment of DELOITTE & TOUCHE, LLP.

     The right to revoke this proxy at any time before it is voted is reserved. When properly executed, this proxy will be voted or withheld in accordance with the specifications made herein. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MESSRS. LOGAN and NONNENMANN and "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE, LLP.
                                                 PLEASE SIGN ON THE REVERSE SIDE

- ---------------------------------------------

                         (CONTINUED FROM REVERSE SIDE)

     The powers hereby granted may be exercised by a majority of said Proxies or their substitute present and acting at said annual meeting or any adjournment thereof or, if only one be present and acting, then by that one.
The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.
                                               THIS PROXY IS SOLICITED ON BEHALF
                                               OF THE BOARD OF DIRECTORS

                                               Signature:
                                                        -----------------------
                                               Signature:
                                                        -----------------------


                                               Dated and Signed:         , 1996
                                                                --------

                                               The signature to this proxy
                                               should conform exactly to the
                                               name as shown.  When shares are
                                               held by joint tenants, all such
                                               tenants must sign.  When signing
                                               as an attorney, executor,
                                               administrator, trustee or
                                               guardian, give the title as
                                               such.  If signer is a
                                               corporation, please sign full
                                               corporate name by an authorized
                                               officer and affix corporate
                                               seal.  If signer is a
                                               partnership, please sign
                                               partnership name by a general
                                               partner or other authorized
                                               person.